EXHIBIT 32.2
Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b)
of the Securities Exchange Act of 1934, as amended, and U.S.C. Section 1350
I, Javed Latif, Vice President and Chief Financial Officer of En Pointe Technologies, Inc. (the “Company”) certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350, that:
     (1) the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 780(d)); and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: December 23, 2005
/s/ Javed Latif
Javed Latif
Vice President and Chief Financial Officer